Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 1Q2025 RESULTS

— — —

GAAP DILUTED EPS OF $1.94, ADJUSTED1 EPS OF $1.88
GAAP NET REVENUES OF $1,427 MILLION, ADJUSTED NET REVENUES OF $1,396 MILLION
RAISES QUARTERLY DIVIDEND FROM $0.25 TO $0.32
DECLARES FOUR-FOR-ONE FORWARD STOCK SPLIT

GREENWICH, CT, April 15, 2025 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, announced results for the quarter ended March 31, 2025.

Reported diluted earnings per share were $1.94 for the current quarter and $1.88 as adjusted. For the year-ago quarter, reported diluted earnings per share were $1.61 and $1.64 as adjusted.

Reported net revenues were $1,427 million for the current quarter and $1,396 million as adjusted. For the year-ago quarter, reported net revenues were $1,203 million and $1,216 million as adjusted.

Reported income before income taxes was $1,055 million for the current quarter and $1,024 million as adjusted. For the year-ago quarter, reported income before income taxes was $866 million and $879 million as adjusted.

Financial Highlights
(All comparisons are to the year-ago quarter.)

•	Commission revenue increased 36% to $514 million on higher customer trading volumes. Customer trading volume in stocks, options and futures increased 47%, 25% and 16%, respectively.

•	Net interest income increased 3% to $770 million on higher average customer margin loans and customer credit balances.

•	Other fees and services increased 32% to $78 million, led by increases of $9 million in risk exposure fees and $3 million in payments for order flow from exchange-mandated programs.

•
Execution, clearing and distribution fees increased 20% to $121 million, driven by a higher SEC fee rate, a new FINRA Consolidated Audit Trail (“CAT”) fee initiated during the fourth quarter of 2024, and higher customer trading volumes in stocks, options and futures.

•	General and administrative expenses increased 24% to $62 million, driven primarily by an increase of $8 million in advertising expenses.

•	Pretax profit margin for the current quarter was 74% as reported and 73% as adjusted. For the year-ago quarter, pretax margin was 72% both as reported and as adjusted.

•	Total equity of $17.5 billion.

The Interactive Brokers Group, Inc. Board of Directors declared an increase in the quarterly cash dividend from $0.25 per share to $0.32 per share. This dividend is payable on June 13, 2025, to shareholders of record as of May 30, 2025.

In addition, Interactive Brokers Group, Inc. announced a four-for-one forward split of its common stock to make stock ownership more accessible to investors. Each record holder of common stock as of the close of market on Monday, June 16, 2025, will receive three additional shares of common stock, to be distributed after the close of market on Tuesday, June 17, 2025. Trading is expected to commence on a split-adjusted basis at market open on Wednesday, June 18, 2025.

1 See the reconciliation of non-GAAP financial measures starting on page 9.

Business Highlights
(All comparisons are to the year-ago quarter.)

•	Customer accounts increased 32% to 3.62 million.
•	Customer equity increased 23% to $573.5 billion.
•	Total DARTs[2] increased 50% to 3.52 million.
•	Customer credits increased 19% to $125.2 billion.
•	Customer margin loans increased 24% to $63.7 billion.

Other Items

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy increased our comprehensive earnings by $127 million, as the U.S. dollar value of the GLOBAL increased by approximately 0.75%. The effects of the currency diversification strategy are reported as components of (1) Other Income (gain of $20 million) and (2) Other Comprehensive Income (gain of $107 million).

Conference Call Information:

Interactive Brokers Group, Inc. will hold a conference call with investors today, April 15, 2025, at 4:30 p.m. ET to discuss its quarterly results. Members of the public who would like to listen to the conference call should register at https://register-conf.media-server.com/register/BI218ab20742f74471b0ec9061980600cd to obtain the dial-in details. The number should be dialed approximately ten minutes prior to the start of the conference call. The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities, foreign exchange, and forecast contracts around the clock on over 160 markets in numerous countries and currencies from a single unified platform to clients worldwide. We serve individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation have enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Interactive Brokers has consistently earned recognition as a top broker, garnering multiple awards and accolades from respected industry sources such as Barron's, Investopedia, Stockbrokers.com, and many others.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

2 Daily average revenue trades (DARTs) are based on customer orders.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months
	Ended March 31,
	2025	2024
	(in millions, except share and per share data)

Revenues:
Commissions	$514	$379
Other fees and services	78	59
Other income (loss)	65	18
Total non-interest income	657	456

Interest income	1,718	1,760
Interest expense	(948)	(1,013)
Total net interest income	770	747
Total net revenues	1,427	1,203

Non-interest expenses:
Execution, clearing and distribution fees	121	101
Employee compensation and benefits	154	145
Occupancy, depreciation and amortization	24	26
Communications	10	10
General and administrative	62	50
Customer bad debt	1	5
Total non-interest expenses	372	337

Income before income taxes	1,055	866
Income tax expense	91	71

Net income	964	795
Net income attributable to noncontrolling interests	751	620

Net income available for common stockholders	$213	$175

Earnings per share:
Basic	$1.95	$1.63
Diluted	$1.94	$1.61

Weighted average common shares outstanding:
Basic	108,923,381	107,070,830
Diluted	109,865,741	108,149,440

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months
	Ended March 31,
	2025	2024
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$213	$175
Other comprehensive income:
Cumulative translation adjustment, before income taxes	28	(26)
Income taxes related to items of other comprehensive income	-	-
Other comprehensive income (loss), net of tax	28	(26)
Comprehensive income available for common stockholders	$241	$149

Comprehensive earnings per share:
Basic	$2.21	$1.39
Diluted	$2.19	$1.37

Weighted average common shares outstanding:
Basic	108,923,381	107,070,830
Diluted	109,865,741	108,149,440

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$751	$620
Other comprehensive income - cumulative translation adjustment	79	(76)
Comprehensive income attributable to noncontrolling interests	$830	$544

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			March 31, 2025	December 31, 2024
			(in millions)

Assets
Cash and cash equivalents			$3,500	$3,633
Cash - segregated for regulatory purposes			39,173	36,600
Securities - segregated for regulatory purposes			29,394	27,846
Securities borrowed			5,845	5,369
Securities purchased under agreements to resell			8,376	6,575
Financial instruments owned, at fair value			3,406	1,924
Receivables from customers, net of allowance for credit losses			63,857	64,432
Receivables from brokers, dealers and clearing organizations			2,495	2,196
Other assets			1,624	1,567
Total assets			$157,670	$150,142

Liabilities and equity

Liabilities
Short-term borrowings			$12	$14
Securities loaned			16,894	16,248
Financial instruments sold but not yet purchased, at fair value			252	293
Other payables:
Customers			120,654	115,343
Brokers, dealers and clearing organizations			1,226	476
Other payables			1,149	1,171
			123,029	116,990
Total liabilities			140,187	133,545

Equity
Stockholders' equity			4,502	4,280
Noncontrolling interests			12,981	12,317
Total equity			17,483	16,597
Total liabilities and equity			$157,670	$150,142

	March 31, 2025		December 31, 2024
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	108,981,614	25.8%	108,931,614	25.8%
Noncontrolling interests (IBG Holdings LLC)	313,643,354	74.2%	313,643,354	74.2%

Total IBG LLC membership interests	422,624,968	100.0%	422,574,968	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

EXECUTED ORDER VOLUMES:
(in 000's, except %)

	Customer	%	Principal	%	Total	%
Period	Orders	Change	Orders	Change	Orders	Change
2022	532,064		26,966		559,030
2023	483,015	(9%)	29,712	10%	512,727	(8%)
2024	661,666	37%	63,348	113%	725,014	41%

1Q2024	143,320		9,190		152,510
1Q2025	211,148	47%	28,393	209%	239,541	57%

4Q2024	196,433		23,220		219,653
1Q2025	211,148	7%	28,393	22%	239,541	9%

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2022	908,415		207,138		330,035,586
2023	1,020,736	12%	209,034	1%	252,742,847	(23%)
2024	1,344,855	32%	218,327	4%	307,489,711	22%

1Q2024	307,593		54,046		64,027,093
1Q2025	383,998	25%	61,869	14%	93,934,241	47%

4Q2024	371,683		52,285		97,610,744
1Q2025	383,998	3%	61,869	18%	93,934,241	(4%)

CUSTOMER
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2022	873,914		203,933		325,368,714
2023	981,172	12%	206,073	1%	248,588,960	(24%)
2024	1,290,770	32%	214,864	4%	302,040,873	22%

1Q2024	296,146		53,018		62,898,480
1Q2025	369,931	25%	61,381	16%	92,763,867	47%

4Q2024	356,254		51,662		95,910,447
1Q2025	369,931	4%	61,381	19%	92,763,867	(3%)

PRINCIPAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2022	34,501		3,205		4,666,872
2023	39,564	15%	2,961	(8%)	4,153,887	(11%)
2024	54,085	37%	3,463	17%	5,448,838	31%

1Q2024	11,447		1,028		1,128,613
1Q2025	14,067	23%	488	(53%)	1,170,374	4%

4Q2024	15,429		623		1,700,297
1Q2025	14,067	(9%)	488	(22%)	1,170,374	(31%)

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

CUSTOMER STATISTICS

Year over Year	1Q2025	1Q2024	% Change
Total Accounts (in thousands)	3,616	2,746	32%
Customer Equity (in billions)[1]	$573.5	$465.9	23%

Total Customer DARTs (in thousands)	3,519	2,350	50%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.76	$2.93	(6%)
Cleared Avg. DARTs per Account (Annualized)	220	197	12%

Consecutive Quarters	1Q2025	4Q2024	% Change
Total Accounts (in thousands)	3,616	3,337	8%
Customer Equity (in billions)[1]	$573.5	$568.2	1%

Total Customer DARTs (in thousands)	3,519	3,118	13%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.76	$2.72	1%
Cleared Avg. DARTs per Account (Annualized)	220	213	3%

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months
	Ended March 31,
	2025	2024
	(in millions)
Average interest-earning assets
Segregated cash and securities	$67,044	$61,132
Customer margin loans	64,363	46,653
Securities borrowed	4,871	5,368
Other interest-earning assets	12,456	9,952
FDIC sweeps[1]	4,785	3,861
	$153,519	$126,966

Average interest-bearing liabilities
Customer credit balances	$118,022	$99,510
Securities loaned	16,137	11,734
Other interest-bearing liabilities	66	-
	$134,225	$111,244

Net interest income
Segregated cash and securities, net	$663	$764
Customer margin loans[2]	775	678
Securities borrowed and loaned, net	10	26
Customer credit balances, net[2]	(817)	(881)
Other net interest income1/3	163	175
Net interest income[3]	$794	$762

Net interest margin ("NIM")	2.10%	2.41%

Annualized yields
Segregated cash and securities	4.01%	5.03%
Customer margin loans	4.88%	5.85%
Customer credit balances	2.81%	3.56%

[1]	Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]	Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three months ended March 31, 2025 and 2024, $8 million and $6 million were reported in other fees and services, respectively. For the three months ended March 31, 2025 and 2024, $16 million and $9 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months
	Ended March 31,
	2025	2024
	(in millions)

Adjusted net revenues[1]
Net revenues - GAAP	$1,427	$1,203

Non-GAAP adjustments
Currency diversification strategy, net	(20)	2
Mark-to-market on investments[2]	(11)	11
Total non-GAAP adjustments	(31)	13
Adjusted net revenues	$1,396	$1,216

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$1,055	$866

Non-GAAP adjustments
Currency diversification strategy, net	(20)	2
Mark-to-market on investments[2]	(11)	11
Total non-GAAP adjustments	(31)	13
Adjusted income before income taxes	$1,024	$879

Adjusted pre-tax profit margin	73%	72%

	Three Months
	Ended March 31,
	2025	2024
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$213	$175

Non-GAAP adjustments
Currency diversification strategy, net	(5)	0
Mark-to-market on investments[2]	(3)	3
Income tax effect of above adjustments[3]	2	(1)
Total non-GAAP adjustments	(6)	2
Adjusted net income available for common stockholders	$207	$177

Note: Amounts may not add due to rounding.

	Three Months
	Ended March 31,
	2025	2024
	(in dollars)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$1.94	$1.61

Non-GAAP adjustments
Currency diversification strategy, net	(0.05)	0.00
Mark-to-market on investments[2]	(0.03)	0.03
Income tax effect of above adjustments[3]	0.02	(0.01)
Total non-GAAP adjustments	(0.06)	0.02
Adjusted diluted EPS	$1.88	$1.64

Diluted weighted average common shares outstanding	109,865,741	108,149,440

Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures.
•	We define adjusted net revenues as net revenues adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments[2].
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments.

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our currency diversification strategy and our net mark-to-market gains (losses) on investments.

•	We define adjusted diluted EPS as adjusted net income available for common stockholders divided by the diluted weighted average number of shares outstanding for the period.
Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our currency diversification strategy and our mark-to-market on investments are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.

2 Mark-to-market on investments represents the net mark-to-market gains (losses) on investments in equity securities that do not qualify for equity method accounting, which are measured at fair value; on our U.S. government and municipal securities portfolios, which are typically held to maturity; and on certain other investments.

3 The income tax effect is estimated using the statutory income tax rates applicable to the Company.